UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      March 12, 2004

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Item 7.      Financial Statements and Exhibits

     (c)      Exhibit           99.1 – Press Release

Item 9.      Regulation FD Disclosure

     As further described in a press release issued on March 12, 2004, as attached hereto as Exhibit 99.1, Catalina Marketing Corporation announced plans to sell its card and data-entry services business located in Farmingdale, New Jersey to Capture Resource, Inc., a leading provider of data capture, transaction based processing and business process outsourcing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

March 15, 2004	CATALINA MARKETING CORPORATION

(Registrant)

/s/ Christopher W. Wolf

Christopher W. Wolf Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial officer)

Exhibit Index

Exhibit Number	Description
99.1	Press Release